THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

MANCHESTER, INC.

S TAX REIMBURSEMENT PROMISSORY NOTE

U.S. $1,577,785.00	October 4, 2006

1.
FOR VALUE RECEIVED, pursuant to the terms that certain Share Purchase and Exchange Agreement, of even date hereof (the “Share Purchase and Exchange Agreement”), by and between Nice Cars Acceptance AcquisitionCo, Inc., a Delaware corporation (the “Company”), Manchester Inc., a Nevada corporation (“Manchester”), Nice Cars Capital Acceptance Corporation, a Georgia corporation (“NCCAC”), and the Shareholders of NCCAC, Ray Lyle and Victoria Lyle (the “Sellers”), the Company, Nice Cars Operations AcquisitionCo, Inc. and Manchester (collectively herein referred to as “Maker”) jointly and severally hereby promise to pay to the order of the Sellers, on such date as set forth in Section 3 below, at such place and in such manner as the Sellers may specify in writing, the principal amount of one million five hundred seventy seven thousand seven hundred eighty five dollars ($1,577,785) (the “Principal”), subject to adjustment as provided herein. Maker shall pay ordinary interest on the outstanding principal of this note (this “Note”) at the annual rate of ten percent (10%) per annum, calculated based on a year of 360 days and actual days elapsed (the “Interest”). In addition, the Maker shall pay a gross-up surcharge reflecting the additional tax due in respect of payment of taxes on behalf of the Sellers, which shall equal fifteen percent (15%) of the Principal after giving effect to the adjustment of such Principal as provided herein (the “Gross Up Payment”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Share Purchase and Exchange Agreement.

2.	Interest in arrears on the Principal shall be payable as and when the Principal is due. Such interest payment shall be in an amount equal to the Interest accrued through the payment date.

3.
The Principal, subject to adjustment as provided herein, together with all accrued and unpaid Interest, the Gross Up Payment, and all other sums due hereunder or in connection herewith if not sooner due and payable in accordance with the terms of this Note shall on January 2, 2007 (the “Initial Due Date”) be paid by Maker in whole or in part to the extent that Sellers have prepared and filed their federal and state income tax returns for the years ending December 31, 2005 and for December 31, 2006 and paid the S Taxes attributed to the S Income which is respectively due thereunder, or if such S Taxes are not paid in part or in full as of the Initial Due Date, the balance of the Principal, subject to adjustment as provided herein, together with all accrued and unpaid Interest, the Gross Up Payment, and all other sums due hereunder or in connection herewith, shall be paid on the date that such S Taxes are respectively paid thereafter. The Sellers shall provide Maker with at least two (2) business days advance notice in respect of each such payment of S Taxes. The S Taxes attributable to the S Income shall be computed in accordance with the procedures set forth in Section 8 of the Share Purchase and Exchange Agreement, and the amount of the S Taxes due and payable by the Sellers are so computed, the Maker and Sellers will make any adjustments necessary as set forth in Section 8(a) of the Share Purchase and Exchange Agreement.

4.
The failure at any time of the Sellers to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Sellers shall be cumulative and may be pursued singly, successively or together, at the option of the Sellers. The acceptance by the Sellers of any partial payment shall not constitute a waiver of any default or of any of the Sellers' rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by the Sellers unless the same shall be in writing, duly signed on behalf of the Sellers; and each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Sellers in any other respect at any other time.

5.
Any term or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

6.
Maker represents and warrants that this Note is the valid and binding obligation of Maker, fully enforceable in accordance with its terms. The execution and delivery by Maker of this Note, the performance by Maker of its obligations hereunder and the consummation of the transactions contemplated hereby and thereby does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of Maker’s charter instruments; (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to Maker or any of its assets and properties; or (c) (i) conflict with or result in a violation or breach of, or (ii) result in or give to any person any rights or create any additional or increased liability of Maker under, or (iii) create or impose any lien upon Maker or any of its assets and properties under, any contract or permit to which Maker is a party or by which its assets and properties are bound.

7.
If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Note will not be materially and adversely affected thereby, (i) such provision will be fully severable; (ii) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.
Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given two days after it is sent by an internationally recognized delivery service to the address of record of the Sellers or Maker, respectively. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

9.
This Note shall be governed by and construed under the laws of the State of Georgia as applied to agreements entered into and to be performed entirely within such State. In any such litigation Maker waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the registered corporate office of Maker in the State of its incorporation. Maker hereby waives the right to interpose any setoff or non-compulsory counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim.

10.
MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF GEORGIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF HOLDER OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT HOLDER HAS BEEN INDUCED TO ACCEPT THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

11.
A default shall exist on this Note if any of the following occurs and is continuing: (i) failure to timely make any payment of Principal, interest or other sum when due; (ii) failure by Maker to perform or observe any other covenant or agreement of Maker contained in this Note; (iii) a custodian, receiver, liquidator or trustee of Maker, or any other person acting under actual or purported force of law takes ownership, possession or title to Maker’s property; (iv) any of the property of Maker is sequestered by court order; (v) a petition or other proceeding, voluntary or otherwise is filed by or against Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; (vi) Maker makes an assignment for the benefit of its creditors, or generally fails to pay its obligations as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of Maker or all or any part of its property; or (vii) any default referred to in Paragraph 12 of this Note. Upon any such default, the Sellers may declare the Principal of the Note, plus accrued Interest, to be immediately due and payable, upon which such Principal and accrued Interest shall become due and payable immediately. Interest upon default shall thereafter accrue at the rate of 15% per annum, calculated based on a year of 360 days and actual days elapsed from the date of such default.

12.
Any default upon the Purchase Note, the S Tax Reimbursement Note or the Shareholder Note (each, a “Transaction Note” and collectively, the “Notes”) issued pursuant to the Share Purchase and Exchange Agreement, shall constitute a default under the terms of each such Transaction Note individually and all such Notes collectively, except with respect to any Transaction Note which has been satisfied in full prior to the default of another Transaction Note.

13.
Maker, any endorser, or guarantor hereof or in the future (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, any pledge, security, guaranty or other documents executed in connection with this Note; (b) consent to all delays, extensions, renewals or other modifications of this Note, or waivers of any term hereof or thereof, or release or discharge by the Sellers of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of the Sellers or any indulgence shown by the Sellers (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by the Sellers shall in any way affect or impair the Obligations (as hereinafter defined) of any Obligors or be construed as a waiver by the Sellers of, or otherwise affect, any of the Sellers' rights under this Note, under any endorsement or guaranty of this Note; (c) if Maker fails to fulfill its obligations hereunder when due, agrees to pay, on demand, all costs and expenses of enforcement of collection of this Note or of any endorsement or guaranty hereof and/or the enforcement of the Sellers' rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, all attorney's fees, costs, expenses and disbursements, including, without further limitation, any and all fees related to any legal proceeding, suit, mediation arbitration, out of court payment agreement, trial, appeal, bankruptcy proceedings or any other actions of any nature whatsoever required on the part of the Sellers or the Sellers’ representatives to enforce this Note and the rights hereunder; and (d) waive the right to interpose any defense, set-off or counterclaim of any nature or description.

14.
Maker will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Sellers against impairment. This Note shall be enforceable against all successors and assigns of Maker. Maker hereby covenants that all of its subsidiaries and affiliates shall jointly and severally perform this Agreement to the same and full extent on behalf of Maker if Maker is unable to perform.

15.
This Note supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

16.
If the Sellers lose this Note, Maker shall issue an identical replacement note to the Sellers upon the Sellers' delivery to Maker of a customary agreement to indemnify Maker reasonably satisfactory to Maker for any losses resulting from issuance of the replacement note.

17.
The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

IN WITNESS WHEREOF, Maker has caused this Note to be dated, executed and issued on its behalf, by its duly appointed and authorized officer, as of the 4th day of October, 2006.

MAKER:

MANCHESTER, INC.

By:	/s/ Richard D. Gaines
Name: Richard D. Gaines
Title: Corporate Secretary

NICE CARS ACCEPTANCE ACQUISITIONCO, INC.

By:	/s/ Richard D. Gaines
Name: Richard D. Gaines
Title: Corporate Secretary

NICE CARS OPERATIONS ACQUISITIONCO, INC.

By:	/s/ Richard D. Gaines
Name: Richard D. Gaines
Title: Corporate Secretary